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                                                                    EXHIBIT 16.1



August 28, 1996

Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C.  20549

Dear Sir:

We have read Item 4 included in the attached Form 8-K dated August 21, 1996 of Sterling Chemicals Holdings, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,



ARTHUR ANDERSEN LLP